EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Plan Administrator
Cytec Employees' Savings and Profit Sharing Plan


We consent to the incorporation by reference in the registration statements (Nos. 33-80710, 33-85666, and 333-11121) on Form S-8 of Cytec Industries Inc. of our report dated June 20, 2008 on the financial statements of Cytec Employees' Savings and Profit Sharing Plan, which is included in this annual report (Form 11-K) as of and for the year ended December 31, 2007.



                                        By: /s/ AMPER, POLITZINER & MATTIA, P.C.
                                            ------------------------------------
                                            AMPER, POLITZINER & MATTIA, P.C.

June 20, 2008
Bridgewater, New Jersey


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